Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 4, 2015, in the Registration Statement (Form S-1) and related Prospectus of MultiVir Inc. for the registration of shares of its commons stock.

/s/ Ernst & Young LLP

MetroPark, New Jersey

March 27, 2015